LIBERTAS

382 Greenwich Avenue Suite 2 Second Floor • Greenwich, CT 06380
www.Libertasfunding.com

Participation Agreement

This Participation Agreement (the "Agreement") made on APRIL 27, 2020, and entered into, by and between Libertas Funding, LLC, a Connecticut limited liability Company (including its successors and assigns, "LIBERTAS"), and Gridiron BioNutrients, Inc., with an address at 6991 E. Camelback RD., STE D-300 Scottsdale, AZ 85251 (the "Buyer"). LIBERTAS and the Buyer are each a "Party" and collectively referred to herein as the "Parties." This Agreement supersedes any prior participation agreements between the Buyer and Libertas and shall apply to all such prior agreements as well as all previous Participations (see below).

WHEREAS, LIBERTAS offers to persons who meet certain financial suitability criteria the opportunity to participate in from time to time certain percentages of Future Receivables specified in Purchase Agreements;

WHEREAS, LIBERTAS enters into receivable purchase agreements/merchant agreements relating to its merchant cash advance program ("Purchase Agreements") involving various merchants ("Merchants") where LIBERTAS purchases (each, a "Transaction") future receivables ("Future Receivables") when, if, and as generated by Merchants; and

WHEREAS, Buyer desires from time to time and is qualified to participate in certain percentages of Future Receivables arising under certain specified Purchase Agreements, and LIBERTAS desires from time to time to sell participations in Future Receivables arising under such Purchase Agreements, each upon the terms and subject to the conditions stated below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Accredited Investor. Buyer is an Accredited Investor (as indicated in the Participant Questionnaire attached hereto as Exhibit B). Buyer represents, warrants and covenants that all information Buyer has provided to LIBERTAS regarding Buyer and Buyer's financial position and knowledge of financial and business matters is true, correct, and complete in all respects. Buyer acknowledges and understands that LIBERTAS will rely on information provided by Buyer pursuant to this Agreement, including Exhibit B, for purposes of compliance with any Federal or state securities laws that may apply.

2. Purchase and Sale of Participation Percentages of Specified Purchase Agreements.

(a) From time to time, LIBERTAS shall deliver an offer, in the form attached hereto as Exhibit A, to Buyer to sell a percentage of Future Receivables in a Purchase Agreement. In the event Buyer desires to participate in and purchase (referred to as a "Participation") a participation interest in Future Receivables to be collected under a Purchase Agreement and identified in a

Schedule to be provided to Buyer in a percentage to be identified in such notice, Buyer shall provide written notice of such intent to LIBERTAS (a "Participation Notice") prior to the execution of the specified Purchase Agreement. The Participation Notice must identify the specific Purchase Agreement, the Future Receivables acquired under which Buyer desires to purchase a percentage and the amount of such participation. The minimum participation amount in such instances shall be as agreed by the parties. Upon receipt of a Participation Notice, LIBERTAS shall inform Buyer within one business day whether it accepts such Participation Notice and agrees to sell such percentages, such agreement to be made in the sole and absolute discretion of Libertas. Failure to respond to a Participation Notice by LIBERTAS within one business day shall be deemed to be a refusal to sell such percentages.

(b) An accepted Participation Notice shall constitute an agreement by LIBERTAS to sell, without recourse except as expressly set forth herein, to the Buyer, and an agreement by the Buyer to purchase from LIBERTAS, on the terms and conditions set forth herein, an undivided beneficial interest (the "Participant Share"), as detailed in the applicable Participation Notice (each such portion being herein called a "Participation Percentage") in all amounts paid to or received by or on behalf of Libertas in respect of the related Future Receivables arising under the specified schedule attached to the Purchase (collectively, the related "Portfolio Collateral"). For the avoidance of doubt, legal and record title to the Future Receivables related to the applicable participation shall be retained by LIBERTAS, and Buyer's sole right in respect of the Future Receivables shall be to promptly after receipt thereof by Libertas, receive its Participation Percentage of actual cash flows received by Libertas from the Scheduled Future Receivables. Payments are remitted to Buyer from Libertas after they are collected and cleared from the merchants bank account, within five (5) business days for each payment.

(c) LIBERTAS shall retain the absolute right, upon written notice to Buyer, to reject to fund the Purchase Agreement at any time and for any reason, in which case neither LIBERTAS nor Buyer shall have any obligation to the other with respect to such Purchase Agreement other than that LIBERTAS shall return, without interest, any funds paid by Buyer with respect to such Purchase Agreement.

(d) LIBERTAS and BUYER shall comply in all material respects with all federal and state securities laws and USA Patriot Act requirements.

3. Not a Security. Each Party represents and warrants to the other Party that (i) each Party does not consider the Transaction, the acquisition of the Specified Assets, or the purchase and sale of the Participant Share, to constitute the "purchase" or "sale" of a "security" within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 or Rule 10b-5 promulgated thereunder, the Trust Indenture Act of 1939, or any other applicable securities statute or law, or any rule or regulation under any of the foregoing, (ii) each Party has no expectation that it will derive profits from the efforts of the other Party or any third party in respect of the rights and obligations under this Agreements, (iii) this Agreement and each Party's interest in the Specified Assets merely constitutes a commercial transaction by such Party with the other Party and does not represent an "investment" (as that term is commonly understood) and (iv) each Party holds their interest in the Specified Assets for its own account in respect of a commercial transaction and not with a view to or in connection with any subdivision, resale, or distribution thereof. Notwithstanding the foregoing, as a precaution against a subsequent construction of the same as a security, the Parties acknowledge that LIBERTAS may seek to comply with the Acts. In furtherance thereof, the

T.O.

Participation is being offered exclusively to Buyer as an Accredited Investor in a private, non-public transaction subject only to the terms and conditions stated herein. If this Agreement constitutes the purchase of securities under the federal securities laws, LIBERTAS believes that the resulting security is exempt from registration under Section 4(a)(2) of the Securities Act of 1933 as having been purchased by an accredited investor in a private, non-public offering. The security is also a "restricted security" as that term is defined in Rule 144 of the SEC regulations (17 C.F.R. § 230.144), which means unless another exception applies in the binding written opinion of an Am Law 200 law firm with knowledge of these matters, the Participant Share cannot be resold by Buyer in a public sale until one year has transpired from the date of this Agreement. In Exhibit C hereto, and consistent with Section 10(b) of the Securities Exchange Act of 1934, and the applicable rule thereunder, LIBERTAS provides information regarding certain risks and conflicts of interest that are applicable to this Agreement.

4. Participation Funding. Within one business day of receiving notice from LIBERTAS that it intends to fund a Purchase Agreement (a "Participation Purchase Agreement") for which it delivered an executed Participation Notice to Buyer, the Buyer shall pay to Libertas the amount representing Buyer's Participation Percentage in the applicable Purchase Agreement, including any commissions in respect thereof (the "Purchase Price"). The payment of the Purchase Price shall be without counterclaim, and shall be sent via ACH or wire transfer to LIBERTAS per the instructions on the applicable Participation Notice. Buyer must remit the entire Purchase Percentage to LIBERTAS prior to the release of funds for the applicable Purchase Agreement, and if Buyer fails to so remit such entire Purchase Price within the required timeframe LIBERTAS shall not sell the applicable Participation to Buyer and, in such event, Buyer shall have no further rights or claims with respect to any such Purchase Agreement. Simultaneously with the funding by the Buyer of the Purchase Price within the required timeframe, and pursuant to the terms of this Agreement, LIBERTAS irrevocably sells, assigns and conveys to Buyer, and Buyer hereby purchases and acquires from LIBERTAS, the Participant Share in the related Future Receivables.

Servicing Fee. Buyer acknowledges and agrees that LIBERTAS (and any successor servicer) shall undertake significant effort and expense servicing receipt of funds in relation to the Purchase Agreement. Accordingly, a fee of three percent (3.0%) of the Participant Share shall be retained by LIBERTAS (or any successor servicer) as a fee (the "Servicing Fee"), and LIBERTAS (or the applicable successor servicer) shall not have any obligation to pay any such amounts to the Buyer under Section 5.

5. Commissions paid to ISOs. Buyer acknowledges and agrees that, for each Participation, the Purchase Price shall include a pro rata portion of any commissions due from or payable by LIBERTAS ("Commission Share") to independent sales organizations/brokers or other referral sources in respect of the Transaction to which such Participation relates (based on the related Participation Percentage). In accordance with Section 2 above, Buyer shall pay to LIBERTAS an amount equal to the Commission Share as part of the Purchase Price.

6. Payments to Buyer. Provided that the Buyer has paid the Purchase Price in accordance with Section 2 above, LIBERTAS shall, promptly following receipt and identification of amounts subject to such Participation and such amounts constituting cleared funds that are not subject to return, distribute to the Buyer (via ACH, to the account set forth in the Participation Notice (or at such other accounts as the Buyer shall give notice of as herein provided), in like funds, an amount equal to the Buyer's Participation Percentage less the Servicing Fee in sums received by

LIBERTAS in connection with the specified Purchase Agreement in which a Participation Percentage was sold.

7. Fees Associated With The Specified Purchase Agreement. Buyer shall be entitled to its Participation Percentage, less the Servicing Fee in respect of funds actually received and identified by LIBERTAS as relating to the applicable Participation. For the avoidance of doubt Buyer **shall not** be entitled to any funds received in connection with any additional fees not involving the transactions contemplated by the specified Purchase Agreement and all such amounts are the sole and complete property of LIBERTAS and all such funds fall outside of the Purchase Percentage.

8. Redistribution of Payments. If either the Buyer or LIBERTAS receive payment on account of its percentage of the Purchase Agreement in an amount exceeding the amount such party is entitled to receive, equitable adjustment will be made between LIBERTAS and the Buyer so that all such payments shall be shared by LIBERTAS and the Buyer in accordance with their respective Participation Percentages, less Servicing Fees as applicable, in the relevant Purchase Agreement and Participation Notice.

9. Return or Rescission of Payments. If any payment received by LIBERTAS and forwarded to the Buyer pursuant to this Agreement or any amount recovered by either party and shared with the other party pursuant to Sections 7 and 9 hereof, or any portion of the foregoing is rescinded or must otherwise be returned for any reason, the party who received such payment or amount shall, upon written notice from the other party setting forth reasons for such rescission or return, immediately return or pay over its proportionate share of the payment or amount which must be returned to the other party.

10. Enforcement Costs Incurred by LIBERTAS. If LIBERTAS or any successor servicer incurs any third party expenses, costs, including the reasonable cost of internal or external legal counsel, or fees, which it deems necessary or desirable to protect the rights of LIBERTAS, such successor servicer or the Buyer or which otherwise arises in connection with the performance or enforcement of any Purchase Agreement relating to any Participation (the "Enforcement Costs"), then, to the extent LIBERTAS (or such successor servicer) is not fully reimbursed by the Merchant for such Enforcement Costs, the Buyer shall pay to LIBERTAS (or such successor servicer), within five (5) business days of receipt of notice thereof, an amount equal to its pro rata share, based on the Participation Percentage, of such Enforcement Costs incurred by LIBERTAS. Enforcement Costs shall not include expenses of ordinary overhead or ordinary payments made to employees, personnel or executives of LIBERTAS.

11. Term. Either LIBERTAS or Buyer, by providing written notice to either party, may terminate this Agreement at any time. Any Participations in Purchase Agreements funded prior to termination, and the parties' respective rights and obligations hereunder with respect thereto, shall survive termination of this Agreement.

12. Obligations and Duties of LIBERTAS.

(a) LIBERTAS shall administer and collect upon the Portfolio Collateral in good faith and may use its good faith business judgment in connection with its servicing activities with respect to exercising or refraining from exercising its rights or taking or refraining from taking any

actions which may be vested in LIBERTAS or which LIBERTAS may be entitled to take or assert under or with respect to any Purchase Agreement (including any waiver, modification or amendment with respect to any Purchase Agreement), and LIBERTAS shall not be liable to the Buyer with respect to anything that LIBERTAS may do or refrain from doing in the good faith exercise of its business judgement and in the absence of its own fraud.

(b) LIBERTAS shall hold or cause to be held the Participation Percentage Interest of all payments, proceeds and recoveries with respect to the Portfolio Collateral, in trust for the benefit of the Participant. The duties and obligations of LIBERTAS shall be determined solely by the express provisions of this Agreement, and LIBERTAS shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no other fiduciary duties shall be read into this Agreement,

(c) LIBERTAS shall have governing authority, including but not limited to: collection, Merchant contact, remittance schedules, remittance activity, or any other arrangements with or in connection with the Merchants, relating to all Purchase Agreements in which a Participation Percentage has been sold, including, but not limited to the Participation Percentage.

13. <u>Representations, Warranties and Covenants of Buyer</u>. The Buyer represents, warrants, acknowledges and agrees at all times that:

(a) The Buyer has performed and will continue to perform its own analysis of the Merchants which may have liability under the applicable Purchase Agreement, and as an Accredited Investor understands and acknowledges the risks associated with entering into this Agreement and purchasing a percentage of the specified Purchase Agreement, and it is not and will not rely on LIBERTAS with respect thereto.

(b) The Buyer has reviewed and approved the form and substance of each of the Purchase Agreements to the extent deemed necessary or advisable by the Buyer. Buyer has had the opportunity to conduct such due diligence review and analysis of due diligence materials as Buyer deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of each Participation.

(c) Except as set forth in Sections 15 and 16, Buyer has not relied in entering into this Agreement upon any oral or written information from LIBERTAS or any affiliate thereof or any of their respective employees, agents or representatives and acknowledges that none of LIBERTAS, any affiliate thereof or any of their respective employees, agents or representatives has made or shall ~~not~~ at any time be deemed to make any representation or warranty, express or implied, including, without limitation, with respect to (i) the due execution by the Merchant, authenticity, legality, accuracy, completeness, validity or enforceability of any of the Purchase Documents, (ii) the financial condition, solvency or creditworthiness of any Merchant or any other entity which may have liability under the Purchase Agreement, or the collectability of obligations under the Purchase Agreement, or (iii) the validity, perfection, enforceability, value or sufficiency of, or title to any security, or the filing, or recording or taking of any other actions with respect to the Purchase Agreement, or the security for the obligations under the Purchase Agreement to the Buyer.

(d) The Buyer is acquiring the Participation Percentage for its own account in the ordinary course of its business and not with a view to, or for sale in connection with, any distribution thereof. Buyer may not, and will not attempt to rehypothecate the Participation Percentage to any person. For the avoidance of doubt, if Buyer is a fund or trust, the sale of interest in the fund or trust will not be deemed to be violation of this prohibition.

(e) The Buyer has sufficient information, knowledge, and experience in business and financial matters to evaluate the merits and risks of the purchase of the Participation Percentage.

(f) The Buyer has sufficient knowledge of the cash advance industry to enter the transactions contemplated herein. The Buyer is aware of and assumes the risk that some or all of the Participation Percentage may never be collected by LIBERTAS, and that, consequently, the Buyer may not recover the Participation Percentage or any amounts in excess thereof, and the Buyer assumes that risk in all respects. Because each Participation and related Transaction involves conveying information provided to the Buyer by other sources, LIBERTAS cannot and will not be an insurer or guarantor of the accuracy or reliability of the data it receives from third parties. LIBERTAS does not and shall not offer any opinion as to the creditworthiness of any Merchant nor should the willingness of LIBERTAS or any of its affiliates to participate in certain merchant cash advance contracts be considered a validation or representation of the Merchant's creditworthiness or any Participation/Transaction's attractiveness.

(g) Buyer is solvent and no voluntary or involuntary bankruptcy petition has been commenced by or against Buyer, nor has Buyer made an offer or assignment or compromise for the benefit of creditors.

(h) Buyer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

14. Representations, Warranties and Covenants of LIBERTAS. LIBERTAS represents and warrants, as of the date hereof and, to the extent related to a Participation, on the date on which the Purchase Price for such Participation is funded by the Buyer that:

(a) There are no actions, suits or proceedings by or before any federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator pending, or its knowledge, threatened against LIBERTAS, that have had, individually or in the aggregate, a material adverse change in the business or operations of LIBERTAS or the legality, validity or enforceability of this Agreement.

(b) To the best of its knowledge, LIBERTAS is in material compliance with all laws, regulations, policies and orders of any governmental authority applicable to LIBERTAS or its property.

(c) LIBERTAS has good and marketable title to the Participation Percentage, free and clear of any liens, security interests, pledges or other encumbrances. LIBERTAS will not loan, pledge, encumber, post as security or collateral or cause or permit a lien or any other encumbrance to be placed upon, the Participation Percentage; provided, however, that LIBERTAS may seek to pledge, encumber, post as security or collateral or sell, in whole or in part, its right to service and/or

contract for the servicing of the Purchase Agreement, and/or sell similar participation interests or borrow funds to make advances with respect thereto. LIBERTAS shall not sell, transfer or convey its legal title to the Purchase Agreement unless such transfer is subject to the applicable Participation.

15. Mutual Representations, Warranties and Agreements. As of the date hereof and on each date on which the Purchase Price is funded by the Buyer:

(a) Each Party represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

16. Records. LIBERTAS in its capacity as servicer, shall maintain or cause to be maintained a materially complete set of financial books and records as to the Purchase Agreements. Buyer shall have the right, at any reasonable time and will make such records available to the Buyer for examination. LIBERTAS shall provide access to a secure server, where Buyer will have visibility to their Transactions.

17. Termination. In the event the Buyer shall fail to perform any obligation to be performed by it under this Agreement, LIBERTAS may terminate this Agreement, upon three business days' notice. Upon termination, and following, the Buyer shall retain full responsibility for all of its liabilities and obligations under this agreement as well as any damages, costs and expenses suffered by LIBERTAS as a result of such failure by the Buyer.

18. Non-Solicitation of any Merchant. The Buyer agrees that for so long as the Participation Percentage for any Transaction remains outstanding, and for a period that is fifteen (15) months thereafter (the "Term"), neither the Buyer nor any entity owned or controlled by the Buyer or which employ or engage any officer or owner of the Buyer will directly or indirectly solicit, attempt or otherwise induce any Merchant to (i) move, modify, alter or otherwise diminish its merchant cash advance relationship to or in favor of any cash advance or loan provider other than LIBERTAS or any entity that offers products or services that are competitive with LIBERTAS' products or services; or (ii) for the purpose of offering any cash advance or loan product provided by any party other than LIBERTAS to any Merchant or potential Merchant.

19. Assignment. BUYER may not pledge, encumber, post as security or collateral or sell, in whole or in part, its rights to payments and proceeds under this Agreement, and/or sell similar participation interests or borrow funds to make advances with respect thereto without the prior

written consent of LIBERTAS, which may be withheld in LIBERTAS' sole discretion. Furthermore, any assignee, purchaser or any holder of security of the Buyer's rights to payments and proceeds under this Agreement must agree to be bound by all of the Buyer's obligations under this Agreement. For purposes of clarity, LIBERTAS shall have no obligation to recognize or deal with anyone other than the Buyer with respect to the rights, benefits, and obligations of the BUYER under this Agreement and in respect of the Portfolio Collateral.

20. Withholding. By its confirmation and acceptance of this Agreement, the Buyer represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and that, upon LIBERTAS's request, the Buyer will furnish to LIBERTAS such certifications, statements and other documents deemed necessary or appropriate by LIBERTAS to evidence the Buyer's exemption from the withholding of any tax imposed by any applicable jurisdiction or to enable LIBERTAS to comply with any applicable laws or regulations relating thereto. In the event that a payment becomes subject to tax, LIBERTAS will withhold and remit the same as required by law and periodically notify Buyer of the amounts so remitted, as required by law.

21. Collection. Buyer shall make all reasonable attempts to assist LIBERTAS in its efforts to collect all future receivables and associated fees relating to the applicable Purchase Agreements.

22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (a) if sent by facsimile, upon confirmation of receipt (b) if sent by overnight courier service or email, the next day, and (c) if sent by mail, the third day after being mailed by certified mail, postage prepaid, return receipt requested, in any such case addressed to either party at its address as follows or at such other address as may hereafter be designated by notice as herein provided:

If to LIBERTAS:

Libertas Funding, LLC
382 Greenwich Avenue Suite 2
Greenwich, CT 06830
Attention: Randy Saluck
Facsimile: 1 203 724 2689
Email: Randy.Saluck@libertasfunding.com

If to the Buyer:

Name: Gridiron BioNutrients, Inc.
Address: 6991 E. Camelback RD., STE D-300 Scottsdale, AZ 85251
Email: tim@gridironMVP.com

23. Amendment. This Agreement may not be amended except in writing signed by both parties hereto.

24. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (EXCEPT FOR

SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). BUYER AND LIBERTAS EACH IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT.

25. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY.

26. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

27. Non-Petition. The Buyer shall not institute against LIBERTAS, or join any other person or entity in instituting against LIBERTAS, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States of America or any state of the United States of America. This Section 28 shall survive termination of this Agreement.

[Signatures Begin on Following Page]

ACCEPTED AND AGREED:

Libertas Funding, LLC
a Connecticut Limited Liability Company

By: ______________________
Randy Saluck, Chief Executive Officer

ENTITY NAME: Gridiron BioNutrients, Inc.

By: *Timothy Orr*
Name: Timothy Orr - CEO
Title:

EXHIBIT A – OFFER

EXHIBIT B – PARTICIPANT QUESTIONNAIRE

<u>Accredited Investor and Qualified Client Status</u>

LIBERTAS only sells Participation Shares and other interests in Purchase Agreements to Buyers who are "Accredited Investors," as that term is defined in Regulation D of the Securities Act of 1933 (12 C.F.R. § 23.500, et seq.) **PLEASE CHECK THE APPROPRIATE BOX(ES) IN THIS SECTION INDICATING THE BASIS ON WHICH YOU QUALIFY AS AN INVESTOR.**

I. **<u>Qualification as an Accredited Investor</u>**. Please check the categories applicable to you indicating the basis upon which you qualify as an Accredited Investor for purposes of the Securities Act and Regulation D thereunder.

☒ **INDIVIDUAL WITH NET WORTH IN EXCESS OF $1.0 MILLION.** A natural person (not an entity) whose net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000. (Explanation: In calculating your net worth, you must exclude the value of your primary residence. This means you must exclude both the equity in your primary residence and any mortgage or other debt secured by your primary residence up to the fair market value of your primary residence; provided, however, that any indebtedness secured by your primary residence that (i) you have incurred in the 60 day period prior to the date of your purchase of a Participant Share or (ii) is in excess of the fair market value of your primary residence should be considered a liability and deducted from your aggregate net worth. In calculating your net worth, you may include your equity in personal property and real estate (excluding your primary residence), cash, short-term investments, stock and securities. Your inclusion of equity in personal property and real estate (excluding your primary residence) should be based on the fair market value of such property less debt secured by such property.)

☐ **INDIVIDUAL WITH A $200,000 INDIVIDUAL ANNUAL INCOME.** A natural person (not an entity) who had an individual income of more than $200,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

☐ **INDIVIDUAL WITH A $300,000 JOINT ANNUAL INCOME.** A natural person (not an entity) who had joint income with his or her spouse in excess of $300,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

☐ **CORPORATIONS OR PARTNERSHIPS.** A corporation, partnership, or similar entity that has in excess of $5 million of assets and was not formed for the specific purpose of acquiring Participations or Participation Shares under this Agreement.

☐ **REVOCABLE TRUST.** A trust that is revocable by its grantors and *each* of whose grantors is an accredited investor. (If this category is checked, please also check the additional category or categories under which the grantor qualifies as an accredited investor.)

☐ **IRREVOCABLE TRUST.** A trust (other than an ERISA plan) that (i) is not revocable by its grantors, (ii) has in excess of $5 million of assets, (iii) was not formed for the specific purpose of acquiring an Interest, and (iv) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in Purchase Agreements.

☐ **IRA OR SIMILAR BENEFIT PLAN.** An IRA, Keogh or similar benefit plan that covers a natural person who is an accredited investor. (If this category is checked, please also check the additional category or categories under which the natural person covered by the IRA or plan qualifies as an accredited investor.)

☐ **PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN ACCOUNT.** A participant-directed employee benefit plan investing at the direction of, and for the account of, a participant who is an accredited investor. (If this

category is checked, please also check the additional category or categories under which the participant qualifies as an accredited investor.)

☐ **OTHER ERISA PLAN.** An employee benefit plan within the meaning of Title I of the ERISA Act *other than* a participant-directed plan with total assets in excess of $5 million *or* for which investment decisions (including the decision to purchase an Interest) are made by a bank, registered investment adviser, savings and loan association, or insurance company.

☐ **GOVERNMENT BENEFIT PLAN.** A plan established and maintained by a state, municipality, or any agency of a state or municipality, for the benefit of its employees, with total assets in excess of $5 million.

☐ **NON-PROFIT ENTITY.** An organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, with total assets in excess of $5 million (including endowment, annuity and life income funds), as shown by the organization's most recent audited financial statements.

☐ **OTHER INSTITUTIONAL INVESTOR (check one).**

- ☐ A bank, as defined in Section 3(a)(2) of the Securities Act (whether acting for its own account or in a fiduciary capacity);
- ☐ A savings and loan association or similar institution, as defined in Section 3(a)(5)(A) of the Securities Act (whether acting for its own account or in a fiduciary capacity);
- ☐ A broker-dealer registered under the Securities Exchange Act of 1934, as amended;
- ☐ An insurance company, as defined in section 2(13) of the Securities Act;
- ☐ A "business development company," as defined in Section 2(a)(48) of the Investment Company Act;
- ☐ A small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; or
- ☐ A "private business development company" as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐ **ENTITY OWNED ENTIRELY BY ACCREDITED INVESTORS.** A corporation, partnership, private investment company or similar entity *each* of whose equity owners is a natural person who is an accredited investor. (If this category is checked, please also check the additional category or categories under which each natural person qualifies as an accredited investor.)

<u>Representations and Warranties By Limited Liability Companies, Corporations, Partnerships, Trusts and Estates</u>

If the Buyer is a corporation, partnership, limited liability company or trust, Buyer and each person signing on behalf of Buyer certifies that the following responses are accurate and complete:

Was the undersigned organized or reorganized for the specific purpose, or for the purpose among other purposes, of acquiring Participations or Participation Shares under this Agreement?

Yes ☐ No ☐

Under the Buyer's governing documents and in practice, are the Buyer's investment decisions based on the investment objectives of the Subscribing entity and its owners generally and not on the particular investment objectives of any one or more of its individual owners?

Yes ☐ No ☐

Does any individual shareholder, partner or member or group of shareholders, partners or members of the undersigned have the right to elect whether or not to participate in Purchase Agreements under the terms and conditions specified in the Agreement?

Yes ☐ No ☐

ADDITIONAL INFORMATION

If the Buyer is a corporation, limited liability company, partnership or a trust, please provide the names and addresses of the officers, directors, partners, managers, members and principal beneficiaries, as the case may be. *To the extent the context permits, all of the information in this questionnaire is furnished on behalf of and is applicable to each of the persons listed below. Libertas may require any one of these individuals to complete a separate Investor Questionnaire.*

SIGNATURE FOR INDIVIDUAL BUYER:

Timothy Orr

(Signature)

Timothy Orr

(Print Name)

(Signature of Joint Buyer, if any)

(Print Name of Joint Buyer, if any)

SIGNATURE FOR PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST OR OTHER ENTITY:

Gridiron BioNutrients, Inc.

(Print Name of Entity)

Timothy Orr

(Signature)

Timothy Orr

(Print Name of Person Signing)

CEO

(Title)

DOC ID - 29485365.3 069601.0009

EXHIBIT C – RISKS AND CONFLICTS OF INTEREST

The purchase of a Participant Share in a Purchase Agreement under the terms and conditions set forth in the Agreement involves significant risks and is only suitable for persons of adequate financial means. Buyer should only participate in Purchase Agreements if Buyer is willing to accept those risks, which include the risks summarized below.

The information contained in this Exhibit C in no way relieves Buyer of any of its obligations under Section 14 of this Agreement to perform, and continue to perform on an ongoing basis, its own due diligence analysis of the Merchants which may have liability under the Purchase Agreement. Under Section 14, Buyer represents, warrants, and covenants to LIBERTAS, without limitation, that Buyer understands and acknowledges the risks associated with entering into this Agreement and purchasing a Participation Share in the subject Purchase Agreement, and is not relying on LIBERTAS with respect thereto, and that Buyer is aware of and assumes the risk that he, she, or it may not recover ether the Participation Percentage or any amounts in excess thereof, and accepts and assumes those risks in all respects.

LIBERTAS serves business clients who may be engaged in a wide variety of industries and who may not be bankable or are choosing not to take a loan from a bank for numerous reasons, including limited time in business, poor personal credit score, limited traditional collateral, pressing need for funding, and short repayment terms. These factors may increase the possibility that the Purchase Agreement will not be repaid.

The underwriting process employed in the MCA industry, including by LIBERTAS, is both faster and less rigorous than the underwriting processes that are commonly employed in the banking industry. An MCA may be approved and funded within a week's time from when the request for funding was received from the merchant, versus the multiple weeks that would be required for a bank to approve and fund a loan of comparable amount (noting that the MCAs in issue are not loans, but rather the sale of receivables not yet generated). In addition, whereas banks normally require a business loan applicant to provide three or more years of tax returns and financial information, an MCA may be approved based solely on the merchant's recent financial performance (e.g., the past 3-12 months), including based on bank statements. Although the promptness of MCA funding may be essential to allowing the merchant to remain in business, the merchant's recent financial information may not be a reliable indicator of its future performance. In sum, differences between the underwriting employed by LIBERTAS and the underwriting employed in approving a bank loan could make repayment of the Purchase Agreement more risky than a comparable bank loan.

An MCA is not a loan but if it is characterized as a loan, the MCA may deemed unlawful and unenforceable under state criminal usury laws. This is because the expected rate of return on an MCA typically exceeds by multiple times the maximum lawful interest rate on a loan that is permitted in those states that maintain a criminal usury statute.

In order for an MCA not to be considered a loan, the MCA must conform to certain judicially-established rules that have been developed in court decisions involving challenges to the enforceability of MCAs. New York courts have been particularly active in hearing cases involving MCAs and have developed a body of structural expectations for MCAs that are subject to New York law. For this reason, many MCA agreements, including the Purchase Agreements entered into by LIBERTAS, specify the laws of the State of New York as the governing law.

Pursuant to the judicial rules for structuring MCAs that have been widely adopted by New York courts, the MCA cannot have a definite term within which repayment is absolutely required. In this regard, it is common for an MCA to require a fixed daily payment, which approximates the amount of purchased receivables the merchant will succeed in collecting each day. These fixed payments, which are required under the Purchase Agreement, are not the equivalent of a loan payment and the merchant may request their adjustment if their amount exceeds the actual amount of receivables the merchant is collecting each day. The ability of the merchant to seek a reduction in its daily fixed payments could extend the amount of time needed for the merchant to repay their Purchase Agreement -- assuming full repayment is ever received – which would reduce the Participant's rate of return.

The rules developed by New York courts for differentiating an MCA from an unlawful loan also prevent the MCA provider from treating as an event of default the failure of the merchant's business to generate sufficient revenue to pay the agreed upon daily amount. Therefore, although it is common for an MCA to be repaid in full within less than twelve (12) months, which is significantly faster than the several years it usually takes for a bank to receive full repayment on a comparable bank loan, an MCA could remain outstanding for much longer than a comparable loan with the MCA provider having a relatively limited ability to declare the merchant in default. This means that LIBERTAS may be unable to collect on a Purchase Agreement without dramatically increasing the expected term of the agreement.

Although LIBERTAS may (but does not always) file UCC-1 financing statements in connection with Purchase Agreements, there is a risk that in the event such filings are made that such filings may not cause LIBERTAS to be in a senior position to lenders/creditors of the merchant should the merchant default, declare bankruptcy, or otherwise become unable to complete the payments required under its Purchase Agreement. For this reason, LIBERTAS does not rely on traditional forms of seller collateral as its primary source of repayment or recourse. Rather, the stream of cash flow purchased under the Purchase Agreement constitutes the primary form of collateral. LIBERTAS often obtains personal performance guarantees and confessions of judgment from individual owners of the merchant to provide additional recourse in the event of the merchant's default. If structured appropriately to avoid giving rise to an unintended, unlawful loan, these additional mechanisms for assuring repayment are generally enforceable.

There is also a risk that a court considering a judicial action brought by some other party, such as a lien creditor of LIBERTAS, could refuse to honor the terms and conditions stated in the Purchase Agreement and instead rule in a manner that contradicts the Purchase Agreement in a manner that adversely affects the Participation Share, including by finding that the Purchase Agreements are not bankruptcy remote.

Additional risk factors include, but are not limited to, the following:

- False Information Supplied by Merchants. There is a risk that information supplied by merchants may be inaccurate or intentionally false. To this end, there is a risk that the identity and fraud checks with external databases relied upon by LIBERTAS to authenticate the identity of individuals could fail, allowing fraud to occur. If LIBERTAS relies on false or misleading information in approving a Purchase Agreement, part or all of that Purchase Agreement may end up being uncollected, which could result in financial loss.

- Inaccurate Credit Information. LIBERTAS obtains credit information from consumer reporting agencies on individuals who are merchant owners and/or individual guarantors of Purchase Agreements, and uses this information in its approval and pricing of Purchase Agreements. There is a risk that such credit data may not provide an accurate reflection of creditworthiness because the data provided was outdated, incomplete or inaccurate or for any other reason. In addition, there is no guarantee that historical credit information will be indicative of future credit performance.

- The terms of the LIBERTAS Purchase Agreement explicitly prohibit the subject merchant from taking on new indebtedness. However, the merchant will likely have existing indebtedness and may choose to make payments to its creditors, rather than satisfy its financial obligations to LIBERTAS. To the extent that merchant indebtedness is secured, such as via mortgage, home equity or auto loans, the ability of LIBERTAS to obtain repayment of the Purchase Agreement may be particularly impacted, as the merchant is likely to pay its secured creditors before LIBERTAS in an effort to avoid repossession or foreclosure.

- The merchant's success may be significantly affected by unforeseen economic downturns or general economic conditions. In particular, loss rates on Purchase Agreements may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors.

- The applicable laws governing MCAs continue to evolve and cannot be predicted with certainty. Judicial decisions issued by New York courts have provided useful guidance to MCA providers. However, depending on the particular circumstances a merchant could succeed in challenging the choice of law clause of the Purchase Agreement and having the laws of some other state apply which laws do not apply the same legal principles to MCAs as New York. In addition, the possibility also exists that New York law could become less favorable.

- Merchants may seek protection under federal bankruptcy law or similar laws. A properly structured MCA is not a loan and should not be subject to discharge by a bankruptcy court

as debt. It is possible, however, that a bankruptcy court could disagree with this position and allow the Purchase Agreement to be discharged.

Conflicts of Interest

As authorized in Section 15(c) of this Agreement, LIBERTAS "may seek to pledge, encumber, post as security or collateral or sell, in whole or in part, its right to service and/or contract for the servicing of the Purchase Agreement, and/or sell similar participation interests or borrow funds to make advances with respect thereto."